Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2015 Stock Plan, as amended, and the 2015 Equity Incentive Plan of Alpine Immune Sciences, Inc. of our report dated March 28, 2018, with respect to the consolidated financial statements of Alpine Immune Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 28, 2018